Exhibit (d)(4)

SUPPLEMENT TO

AMENDED AND RESTATED INVESTMENT ADVISORY CONTRACT

PIMCO Funds

840 Newport Center Drive

Newport Beach, California 92660

October 1, 2009

Pacific Investment Management Company LLC

840 Newport Center Drive

Newport Beach, California 92660

Dear Sirs:

As provided in the Amended and Restated Investment Advisory Contract between PIMCO Funds (the “Trust”) and Pacific Investment Management Company LLC (the “Adviser”), dated February 23, 2009 (the “Contract”), the parties may amend the Contract to reflect fee reductions by the Adviser.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to revise Exhibit A. Accordingly, the current Exhibit A is replaced with the new Exhibit A attached hereto.

EXHIBIT A

(as of October 1, 2009)

PIMCO Funds

Fund	Investment Advisory Fee

All Asset Fund	0.175%

All Asset All Authority Fund	0.20%

California Intermediate Municipal Bond Fund	0.225%

California Short Duration Municipal Income Fund(5)	0.18%

Commercial Mortgage Securities Fund	0.40%

CommodityRealReturn Strategy Fund	0.49%

Convertible Fund	0.40%

Developing Local Markets Fund	0.45%

Diversified Income Fund	0.45%

EM Fundamental IndexPLUS TR Strategy Fund	0.85%

Emerging Local Bond Fund	0.45%

Emerging Markets Bond Fund	0.45%

Emerging Markets and Infrastructure Bond Fund	0.85%

Extended Duration Fund	0.25%

Floating Income Fund	0.30%

Foreign Bond Fund (U.S. Dollar-Hedged)	0.25%

Foreign Bond Fund (Unhedged)	0.25%

Fundamental Advantage Total Return Strategy Fund	0.64%

Fundamental IndexPLUS Fund	0.45%

Fundamental IndexPLUS TR Fund	0.54%

Global Advantage Strategy Bond Fund	0.40%

Global Bond Fund (Unhedged)	0.25%

Global Bond Fund (U.S. Dollar-Hedged)	0.25%

Global Multi-Asset Fund	0.90%

GNMA Fund	0.25%

Government Money Market Fund	0.12%

High Yield Fund	0.25%

High Yield Municipal Bond Fund	0.30%

Income Fund	0.25%

International StocksPLUS TR Strategy Fund (U.S. Dollar-Hedged)	0.45%

International StocksPLUS TR Strategy Fund (Unhedged)	0.39%

Fund	Investment Advisory Fee

Investment Grade Corporate Bond Fund	0.25%

Liquid Assets Fund	0.10%

Loan Obligation Fund	0.25%

Long Duration Fund	0.25%

Long Duration Total Return Fund	0.25%

Long-Term Credit Fund	0.30%

Long-Term U.S. Government Fund	0.225%

Low Duration Fund	0.25%

Low Duration Fund II	0.25%

Low Duration Fund III	0.25%

Moderate Duration Fund	0.25%

Money Market Fund	0.12%

Mortgage-Backed Securities Fund	0.25%

MuniGO Fund	0.20%

Municipal Bond Fund(5)	0.20%

New York Municipal Bond Fund	0.225%

Real Income 2019 Fund	0.19%

Real Income 2029 Fund	0.19%

Real Return Fund	0.25%

Real Return Asset Fund	0.30%

RealEstateRealReturn Strategy Fund	0.49%

RealRetirement 2010 Fund	0.70%

RealRetirement 2020 Fund	0.70%

RealRetirement 2030 Fund(1)	0.75%

RealRetirement 2040 Fund(2)	0.80%

RealRetirement 2050 Fund(3)	0.80%

Short Duration Municipal Income Fund(5)	0.18%

Short-Term Fund	0.25%

Small Cap StocksPLUS TR Fund	0.44%

StocksPLUS Fund	0.25%

StocksPLUS Long Duration Fund	0.35%

StocksPLUS Municipal-Backed Fund	0.34%

StocksPLUS TR Short Strategy Fund	0.44%

Fund	Investment Advisory Fee

StocksPLUS Total Return Fund	0.39%

Tax Managed Real Return Fund	0.25%

Total Return Fund	0.25%

Total Return Fund II	0.25%

Total Return Fund III	0.25%

Treasury Money Market Fund	0.12%

Unconstrained Bond Fund	0.60%

Unconstrained Tax Managed Bond Fund	0.40%

Private Account Portfolio Series

Portfolio	Investment Advisory Fee
Asset-Backed Securities Portfolio	0.02%

Asset-Backed Securities Portfolio II	0.02%

Developing Local Markets Portfolio	0.02%

Emerging Markets Portfolio	0.02

High Yield Portfolio	0.02

International Portfolio	0.02%

Investment Grade Corporate Portfolio	0.02%

Long Duration Corporate Bond Portfolio	0.02%

Mortgage Portfolio	0.02%

Mortgage Portfolio II	0.02%

Municipal Sector Portfolio	0.02%

Opportunity Portfolio	0.02%

Real Return Portfolio	0.02%

Short-Term Floating NAV Portfolio(4)	0.00%

Short-Term Floating NAV Portfolio II	0.02%

Short-Term Portfolio	0.02%

U.S. Government Sector Portfolio	0.02%

U.S. Government Sector Portfolio II	0.02%

(1)	Effective April 1, 2015, the Fund’s investment advisory fee will be reduced to 0.70%.
(2)	Effective April 1, 2015, the Fund’s investment advisory fee will be reduced to 0.75%. Effective April 1, 2025, the Fund’s investment advisory fee will be further reduced to 0.70%.

(3)	Effective April 1, 2025, the Fund’s investment advisory fee will be reduced to 0.75%. Effective April 1, 2035, the Fund’s investment advisory fee will be further reduced to 0.70%.
(4)	Short-Term Floating NAV Portfolio will be offered only to other series of the PIMCO Funds (each an “Investing Fund”) or other series of registered investment companies for which PIMCO serves as investment adviser. Short-Term Floating NAV Portfolio does not pay an investment advisory fee to PIMCO. By investing in the Short-Term Floating NAV Portfolio, each Investing Fund agrees that 0.01% of the fee that each Investing Fund is currently obligated to pay PIMCO as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to Short-Term Floating NAV Portfolio under the Contract.
(5)	Reflects a fee reduction effective October 1, 2009.

If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO FUNDS

By:	/s/ Peter G. Strelow
Title:	Vice President

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Brent R. Harris
Title:	Managing Director